Amendment No. 1 to Employment Agreement

This Amendment No. 1 (“Amendment”) to the NON-SALES PERSONNEL EMPLOYMENT, INVENTION ASSIGNMENT, NON-COMPETITION, NON-SOLICITATION, & CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of October 17, 2019 (“Amendment Effective Date”) by and between GTT Americas, LLC (formerly Global Telecom & Technology Americas, Inc.) (“Employer”) and Daniel Fraser (“Employee”).

A.Employer and Employee have entered into the Agreement on March 10, 2014.
B.Employer and Employee desire to amend the Agreement in accordance with the terms of this  Amendment.

Accordingly, the parties, intending to be legally bound, hereby agree as follows:

All existing equity grants, including restricted stock, stock options, and all other equity grants of any type, will immediately vest upon the “Change of Control” of GTT Communications, Inc. (the “Company”). For purposes of this Agreement, “Change of Control” shall mean: (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquirer”) and, as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization, other than by the Acquirer or any corporation or other legal person controlling, controlled by or under common control with the Acquirer; (ii) the Company sells all or substantially all of its business and/or assets to an Acquirer, of which less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors are owned, directly or indirectly, in the aggregate by the stockholders of the Company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquirer; or (iii) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing in subsections (i) or (ii) immediately above.

Notwithstanding the foregoing, the following types of transactions shall not be deemed to be a Change of Control: (a) any transaction entered into among or between the Company and stockholders of the Company if immediately prior to such a transaction, the acquiring stockholders held thirty percent (30%) of the outstanding voting securities; or (b) any acquisition by the Company or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be effective as of the Amendment Effective Date stated above.

GTT AMERICAS, LLC

By: _________________________________ By: ___________________________
Print Name:__________________________ Name: Daniel Fraser
Print Title:___________________________